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                                                                    Exhibit 3.10

                            ARTICLES OF INCORPORATION
                            -------------------------
                              (Pursuant to NRS 78)

1. Name of Corporation:                 Keystone Marketing Services, Inc.

2. Resident Agent Name and Street       Entity Services (Nevada), L.L.C.
Address:                                2255-A Renaissance Dr., Suite 4
                                        Las Vegas, NV 89119

3. Shares:                              Number of shares with par value: 100,000
                                        Par value: $.01
                                        Number of shares without par value: 0
                                        (zero)

4. Governing Board:                     Shall be styled as XX Directors or
                                        _________ Trustees

Names, Addresses, Number of Board of    The First Board of Directors/Trustees
Directors/Trustees:                     shall consist of 3 members whose names
                                        and addresses are as follows:

                                        Ronald Elmquist
                                        301 Thackarey Cl.
                                        Moosic, PA 18507

                                        Patrick Judge
                                        401 Thackarey Cl.
                                        Moosic, PA 18507

5. Purpose:                             The purpose of this Corporation shall
                                        be:

6. Other Matters:                       Number of additional pages attached: 1

7. Names, Addresses and Signatures of   Ann Cianflone
Incorporators:                          44 Tunhannock Ave.
                                        Exeter, PA  18643


                                        /s/ Ann Cianflone
                                        ----------------------------------------


Notary: This instrument was acknowledged before me on April 19, 1999 by Ann Cianflone As incorporator of Keystone Marketing Services, Inc.


                                        /s/ Donna M. Manganiella
                                        ----------------------------------------
                                        (Notary Public Signature)


8. Certificate of Acceptance of         I, ______________ hereby accept
Appointment of Resident Agent:          appointment as Resident Agent for the
                                        above named corporation.


                                        ---------------------------  -----------
                                        Signature of Resident Agent  Date


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Additional Director:                    Kristine W. Eppes
                                        2255-A Renaissance Drive, Suite 4
                                        Las Vegas, Nevada 89119


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